UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

TRANSOCEAN INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT

SHAREHOLDER MEETING IS SCHEDULED

FOR DECEMBER 8, 2008

PLEASE INSTRUCT YOUR BROKER TO VOTE TODAY!

November 20, 2008

Dear Fellow Shareholder:

According to our latest records, your broker has not received your voting instructions for the important meeting of shareholders of Transocean Inc. to be held on December 8, 2008. Your vote is extremely important, regardless of the number of ordinary shares that you own. Please instruct your broker how to vote your shares today to avoid additional solicitation costs.

Please use one of the following methods to promptly provide voting instructions to your broker:

1.

Instruct your broker by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Instruct your broker by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the instruction form ready and follow the simple instructions.

3.	Instruct your broker by Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.

For the reasons set forth in the definitive proxy statement dated October 31, 2008, your Board of Directors unanimously recommends that you instruct your broker to vote “FOR” the items set forth in the proxy. We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at (800) 967-7635.

Thank you for your cooperation and continued support.

Sincerely,

Chipman Earle
Associate General Counsel and
Corporate Secretary

November 20, 2008

AN IMPORTANT REMINDER

To Holders of Ordinary Shares of Transocean Inc.:

A proxy statement was mailed to you on or about November 5, 2008 in connection with the December 8, 2008 meeting of shareholders of Transocean Inc. (the “Company”) regarding the proposal to approve the merger transaction to be effected by the Schemes of Arrangement in connection with the Agreement and Plan of Merger among Transocean Inc., a company organized under the laws of the Cayman Islands (“Transocean-Cayman”), Transocean Ltd., a Swiss corporation and a wholly-owned subsidiary of Transocean-Cayman (“Transocean-Switzerland), and Transocean Cayman Ltd., a company organized under the laws of the Cayman Islands and a wholly-owned subsidiary of Transocean-Switzerland (“Transocean-Acquisition”), pursuant to which Transocean-Cayman would merge with Transocean-Acquisition, with Transocean-Cayman as the surviving company. According to our records, we have not received your proxy card for this important meeting.

At the meeting, shareholders of the Company are being asked to consider each of the following items:

•	Approval of the Merger to be effected by the Schemes of Arrangement;

•	On a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Merger; and

•	On any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

The Board of Directors of the Company has approved the proposals as being in the best interest of the Company and its shareholders, and recommends that you vote “FOR” the proposals. The proposals and the reasons for the Board of Directors’ recommendation are more fully set forth in the definitive proxy statement previously mailed to you.

Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. We respectfully request that you sign, date and mail the enclosed duplicate proxy. Your interest and participation in the affairs of the Company are sincerely appreciated.

Thank you for your continued support.

Very truly yours,

Chipman Earle
Associate General Counsel and
Corporate Secretary

IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE

ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

Important Additional Information Regarding the Transaction Has Been Filed with the SEC

In connection with the proposed transaction, Transocean has filed with the SEC a definitive proxy statement dated October 31, 2008. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION AND TRANSOCEAN. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046, telephone 713-232-7694.

Transocean and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the transaction. Information about these persons is set forth in Transocean’s definitive proxy statement filed with the SEC and dated October 31, 2008. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Transocean’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the transaction that will be filed with the SEC.